EXHIBIT 99.2


                                                         ATTACHMENT 1
                                                         ------------

                          TRANSFER AND ASSIGNMENT
                                     OF
                           NEW YORK APPOINTMENTS

THIS INSTRUMENT OF TRANSFER AND ASSIGNMENT OF NEW YORK APPOINTMENTS (this "Transfer and Assignment") is entered into on December 15, 1995 by and between BANKAMERICA NATIONAL TRUST COMPANY, a national association (the "Transferor"), and FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION, a national association (the "Transferee").

                                  RECITALS

     WHEREAS, the Transferor and certain of its Affiliates and the Transferee and certain of its Affiliates (as defined in Section 1.1 of the Purchase and Assumption Agreement) have entered into that certain Purchase and Assumption Agreement dated August 21, 1995 (as supplemented to date, the "Purchase and Assumption Agreement") pursuant to which the New York Appointments (as defined herein) and certain Purchased Assets (as defined in Section 2.1 of the Purchase and Assumption Agreement) of the Transferor are being transferred to the Transferee;

     WHEREAS, the Transferor conducts its trust, agency and escrow services pursuant to authority granted by appropriate state or federal bank regulatory authorities, and holds those certain trust and agency appointments and the open escrows listed on Exhibit A of this Transfer and
                                            ---------
Assignment (the "New York Appointments"); and

     WHEREAS, the Transferee, wishes to succeed the Transferor with respect to the New York Appointments in the manner authorized by Section 604-a of the New York Banking Law (the "Act") and is qualified to so succeed the Transferor under applicable New York and federal law and regulations.

     WHEREAS, the parties intend that the Transferee will file a Certificate (as defined in the Act) with respect to the New York Appointments with the office of the Superintendent (the "Superintendent") of the New York State Banking Department (the "Department"), which Certificate, upon endorsement by the Superintendent and filing with the Department, shall effect the transfer and assignment authorized by the Act and contemplated in this Transfer and Assignment (the time of such filing being referred to herein as the "Effective Time").

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Purchase and Assumption Agreement, the parties hereby agree as follows:

                                 ARTICLE 1

                        DEFINITIONS AND CONSTRUCTION
                        ----------------------------

     Section 1.1  Certain Definitions.  Capitalized terms used herein
                  --------------------
without definitions have the meanings assigned thereto in Section 1.1. of the Purchase and Assumption Agreement.

     Section 1.2  Construction. Section 1.2 of the Purchase and Assumption
                  ------------
Agreement is incorporated herein by reference.

                                 ARTICLE 2

                          ASSIGNMENT AND TRANSFER
                          -----------------------

     Section 2.1  Purchased Assets; Excluded Assets.
                  ---------------------------------

               (a) At the Effective Time, the Transferor does hereby sell, transfer, assign, convey and deliver as hereinafter provided, without representation or warranty of any kind, express or implied (except to the extent expressly provided for in this Transfer and Assignment and in the Purchase and Assumption Agreement) to the Transferee, and the Transferee shall purchase, accept, assume and acquire as hereinafter provided, without representation or warranty of any kind, express or implied (except to the extent expressly provided for in this Transfer and Assignment and in the Purchase and Assumption Agreement) from the Transferor, all of the following:

               (i) The New York Appointments set forth on Exhibit A of this
                                                          ---------
Transfer and Assignment and all ongoing rights, obligations and duties of the Transferee under such Appointments.

               (ii) All other Purchased Assets attributable or related to such New York Appointments.

               (b) Notwithstanding the foregoing, the Transferor does not transfer to the Transferee any "Excluded Assets" as defined in Section 2.1(b) of the Purchase and Assumption Agreement.

     Section 2.2  Assumption of Liabilities; Retained Liabilities. At the
                  -----------------------------------------------
Effective Time, the Transferee does hereby assume the Assumed Liabilities of the Transferor existing as of the Effective Time and attributable or related to the New York Appointments, but does not assume any Retained Liabilities.

     Section 2.3  Effect of Transfer and Assumption. As and to the extent
                  ---------------------------------
herein set forth, and subject to the provisions of the Purchase and
Assumption Agreement, immediately prior to the Effective Time (a)
Transferee shall ipso facto and by operation of law and, without further
                 ----------
transfer, substitution, act or deed, succeed to (i) all rights, duties, obligations, agreements and relations in the capacities of trustee and/or agent with respect to the New York Appointments existing at the Effective Time, subject to the rights of all trustors and beneficiaries under such New York Appointments so transferred thereafter to nominate another or succeeding trustee (or other fiduciary or agent) for such New York Appointment to the extent provided by applicable law and the Governing Agreements therefor, and (ii) all Purchased Assets and all rights and claims which the Transferor may have thereunder, to the same extent as though the Transferee had originally assumed, acquired or owned them, and
(b), (i) neither the rights of creditors nor any liability or obligation for the payment of money nor any claim or cause of action against the Transferor in its separate corporate capacity, existing as of the Effective Time, shall in any manner be released or impaired by the transfer of the New York Appointments hereunder and (ii) the rights, obligations and relations of all creditors, depositors, trustors and beneficiaries of the New York Appointments and of all other Persons with regard to the New York Appointments, existing as of the Effective Time, shall remain unimpaired by the transfer, and (c) Transferee shall be liable to perform all such Appointments in the same manner as if the Transferee itself had assumed the relation of trust or agency originally, and the Transferee shall succeed to all rights, offsets and defenses of the Transferor in connection therewith (except to the extent such rights, offsets or defenses relate to any of the Excluded Assets or Retained Liabilities of the Transferor).

     Section 2.4  Instrument of Transfer; Payment of Purchase Price;
                  --------------------------------------------------
Transfer of Custodial Assets.
----------------------------

               (a) This Transfer and Assignment is an instrument of transfer described in Section 3.4(a) of the Purchase and Assumption Agreement, which Section is incorporated by reference.

               (b) This Transferor acknowledges its receipt in full of the Purchase Price payable by the Transferee with respect to the New York Appointments and the related Purchased Assets.

               (c) Immediately following the Effective Time, the Transferor shall transfer to the Transferee possession and control of all Custodial Assets (including, without limitation, Payment Pending Cash) of the kinds and in the amounts required by the Governing Agreements related to the New York Appointments. Until such time each of the Purchased Assets is so transferred, the Transferor shall hold the same as custodian for the benefit of the Transferee.

               (d) Following the Effective Time, at the Request of the Transferee, the Transferor shall deliver any further instruments of transfer and take all reasonable action as may be necessary or appropriate to vest in the Transferee, all right and title to and interest in the New York Appointments and the related Purchased Assets.

                                 ARTICLE 3

              REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR
              ------------------------------------------------

     The Transferor hereby makes each representation and warranty to the Transferee (except as otherwise disclosed in the Disclosure Schedule) contained in Article 4 of the Purchase and Assumption Agreement as of the date hereof and such representations and warranties are incorporated by reference herein, mutatis mutandis.

                                 ARTICLE 4

              REPRESENTATIONS AND WARRANTIES OF THE TRANSFEREE
              ------------------------------------------------

     The Transferee hereby makes each representation and warranty to the Transferor contained in Article 5 of the Purchase and Assumption Agreement as of the date hereof and such representations and warranties are incorporated by reference herein, mutatis mutandis.

                                 ARTICLE 5

     Article 9 of the Purchase and Assumption Agreement is incorporated herein by reference, mutatis mutandis.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized corporate officers this 15th day of December, 1995.

BANKAMERICA NATIONAL                     FIRST TRUST OF NEW YORK
 TRUST COMPANY                           NATIONAL ASSOCIATION



By/s/ John R. Lloyd                             By/s/ Matthew P. Wagner
  ------------------------                        ------------------------
   Name:    John R. Lloyd                         Name:     Matthew P. Wagner
   Title:   President and Chief                   Title:    Chairman
            Executive Officer

                                 Exhibit A
                                 ---------
                           New York Appointments
                           ---------------------

                                 [Other open escrows]

 77168502                        TYCO INTL LTD 6 3/8% NT S

 77168601                        TYCO INTL LTD 8 1/8% NT D

 77168604                        TYCO LABS INTL 8% DEBS DU

 77168605                        TYCO LABS INTL 9.50% DEBS

 77168603                        TYCO LABS INTL M/T/N SER

 77169600                        TYCO LABS INTL SHELF REGI